As filed with the Securities and Exchange Commission on February 27, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

vTv Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	47-3916571
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4170 Mendenhall Oaks Pkwy

High Point, NC 27265

(336) 841-0300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Rudy C. Howard

Chief Financial Officer

4170 Mendenhall Oaks Pkwy

High Point, NC 27265

(336) 841-0300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lawrence G. Wee, Esq.

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

(212) 373-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.   ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Class A common stock, par value $0.01 per share	—	—	$250,000,000	$31,125.00
Total:	—	—	$250,000,000	$31,125.00

(1)	There are being registered hereunder such indeterminate number of shares of Class A common stock as may be sold by the Registrant as shall have an aggregate initial offering price not to exceed $250,000,000. The proposed maximum offering price of the Class A common stock will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the Class A common stock registered hereunder. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares of Class A common stock being registered hereunder include such indeterminate number of shares of Class A common stock as may be issuable with respect to such shares being registered hereunder as a result of stock splits, stock dividends or similar transactions, as applicable.
(2)	The proposed maximum aggregate offering price per share of Class A common stock will be determined from time to time by the registrant in connection with the issuance by the registrant of the Class A common stock registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act of 1933, as amended.
(3)	Calculated pursuant to Rule 457(o) under the Securities Act based on the proposed maximum aggregate offering price of all securities listed.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS (Subject to Completion)

Dated February 27, 2018

Class A Common Stock

This prospectus contains a general description of the Class A common stock that we may offer for sale with an aggregate initial offering price of up to $250,000,000 from time to time in one or more offerings. Each time we offer and sell Class A common stock, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the Class A common stock. Read this prospectus and any supplement carefully before you invest.

Our Class A common stock is listed on The NASDAQ Global Market under the symbol “VTVT”. On February 23, 2018, the closing price of our Class A common stock on The NASDAQ Global Market was $6.85 per share.

We are an “emerging growth company” under applicable Securities and Exchange Commission rules and are subject to reduced public company reporting requirements.

As of February 23, 2018, our public float, which is equal to the aggregate market value of our outstanding voting and non-voting common stock held by non-affiliates, was approximately $48.5 million, based on 9,693,254 shares of outstanding Class A common stock, of which approximately 7,077,588 shares were held by non-affiliates, and a closing sale price of our Class A common stock of $6.85 on that date. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.

Investing in our Class A common stock involves risks that are referenced under the caption “Risk Factors” on page 5 of this prospectus. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference in this prospectus.

THE CLASS A COMMON STOCK HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                 , 2018.

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ABOUT THIS PROSPECTUS

To understand the terms of the Class A common stock offered by this prospectus, you should carefully read this prospectus and any applicable prospectus supplement. You should also read the documents referred to under the heading “Where You Can Find More Information” for information on vTv Therapeutics Inc. and its financial statements. Certain capitalized terms used in this prospectus are defined elsewhere in this prospectus.

This prospectus is part of a registration statement on Form S-3 that vTv Therapeutics Inc., a Delaware corporation, which is also referred to as “vTv Therapeutics,” “the Company,” “our company,” “we,” “us” and “our,” has filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration procedure. Under this procedure, vTv Therapeutics Inc. may offer and sell from time to time shares of its Class A common stock, par value $0.01 per share, with an aggregate initial offering price of up to $250,000,000, which we refer to in this prospectus as the “Class A common stock.” Furthermore, in no event will we sell Class A common stock with a value exceeding more than one-third of our “public float” (the market value of our Class A common stock and any other equity securities that we may issue in the future that are held by non-affiliates) in any 12-calendar month period so long as our public float remains below $75.0 million.

This prospectus provides you with a general description of the Class A common stock we may offer. Each time we offer shares of Class A common stock, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the Class A common stock being offered. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

The prospectus supplement may also contain information about any material U.S. Federal income tax considerations relating to the Class A common stock covered by the prospectus supplement.

We may sell Class A common stock to underwriters who will sell the Class A common stock to the public on terms fixed at the time of sale. In addition, the Class A common stock may be sold by us directly or through dealers or agents designated from time to time, which agents may be affiliates of ours. If we, directly or through agents, solicit offers to purchase the Class A common stock, we and our agents reserve the sole right to accept and to reject, in whole or in part, any offer.

The prospectus supplement will also contain, with respect to the Class A common stock being sold, the names of any underwriters, dealers or agents, together with the terms of the offering, the compensation of any underwriters, dealers or agents and the net proceeds to us, as applicable.

Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, which we refer to in this prospectus as the “Securities Act.”

WHERE YOU CAN FIND MORE INFORMATION

vTv Therapeutics files annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain such SEC filings from the SEC’s website at http://www.sec.gov. You can also read and copy these materials at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain further information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330.

As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the Class A common stock. The registration statement, exhibits and schedules are available through the SEC’s website or at its public reference room.

INCORPORATION BY REFERENCE

In this prospectus, we “incorporate by reference” certain information that we file with the SEC, which means that we can disclose important information to you by referring you to that information. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on February 27, 2018;

•	The description of our Class A common stock set forth in our registration statement filed on Form 8-A pursuant to Section 12 of the Exchange Act with the SEC on July 30, 2015, and any amendment or report filed for the purpose of updating that description.

All documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) from the date of this prospectus until the completion of the offering under this prospectus shall be deemed to be incorporated in this prospectus by reference. The information contained on or accessible through our website (http://www.vtvtherapeutics.com) is not incorporated into this prospectus.

You may request a copy of these filings, other than an exhibit to these filings unless we have specifically included or incorporated that exhibit by reference into the filing, from the SEC as described under “Where You Can Find More Information” or, at no cost, by writing or telephoning vTv Therapeutics at the following address:

vTv Therapeutics Inc.

Attn: Chief Financial Officer

4170 Mendenhall Oaks Pkwy

High Point, NC 27265

Telephone: (336) 841-0300

You should rely only on the information contained or incorporated by reference in this prospectus, the prospectus supplement, any free writing prospectus that we authorize and any pricing supplement. We have not authorized any person, including any salesman or broker, to provide information other than that provided in this prospectus, any applicable prospectus supplement, any free writing prospectus that we authorize or any pricing supplement. We have not authorized anyone to provide you with different information. We do not take responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are not making an offer of the securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement, any free writing prospectus that we authorize and any pricing supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement, or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

Certain information included in this prospectus or in other materials we have filed or will file with the SEC (as well as information included in oral statements or other written statements made or to be made by us)

includes forward-looking statements that reflect our plans, estimates, assumptions and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and in our Annual Report on Form 10-K for the year ended December 31, 2017 under “Part I—Item 1A, Risk Factors.” Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies and operations, financing plans, potential growth opportunities, potential market opportunities, potential results of our drug development efforts or trials, and the effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipates,” “believes,” “could,” “seeks,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions and the negatives of those terms. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s plans, estimates, assumptions and beliefs only as of the date made. Except as required by law, we assume no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

THE COMPANY

We are a clinical-stage biopharmaceutical company engaged in the discovery and development of orally administered small molecule drug candidates to fill significant unmet medical needs. We have a powerful pipeline of clinical drug candidates, led by our programs for the treatment of mild Alzheimer’s disease (“AD”) and diabetes. Our drug candidate for the treatment of AD, azeliragon (TTP488), is an orally administered, small molecule antagonist targeting the receptor for advanced glycation endproducts (“RAGE”), for which we have successfully completed the enrollment of both sub-studies in a Phase 3 clinical trial (the “STEADFAST Study”) under a Food and Drug Administration (“FDA”) agreed Special Protocol Assessment (“SPA”). Our diabetes drug candidates include TTP399, an orally administered, liver-selective glucokinase activator (“GKA”), for which we have completed a Phase 2b clinical trial in type 2 diabetes (the “AGATA Study”) in August 2016, and TTP273, an orally administered, non-peptide agonist that targets the glucagon-like peptide-1 receptor (“GLP-1r”), for which we have completed a Phase 2 clinical trial in type 2 diabetes (the “LOGRA Study”) in December 2016. We have also initiated an adaptive Phase 1b/2 study to explore the effects of TTP399 in type 1 diabetics in partnership with JDRF International (“JDRF”). We have two additional programs in various stages of preclinical and clinical development for the treatment of inflammatory disorders.

For a description of our business, financial condition, results of operations and other important information regarding us, see our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of the filings incorporated by reference in this prospectus, see “Where You Can Find More Information.”

Our principal executive office is located at 4170 Mendenhall Oaks Pkwy, High Point, NC 27265, Telephone (336) 841-0300.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference in the applicable prospectus supplement, together with all the other information contained in any applicable prospectus supplement or incorporated by reference in this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption “Part I—Item 1A, Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2017, which are incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

USE OF PROCEEDS

We will use the net proceeds we receive from the sale of the Class A common stock offered by us for general corporate purposes, unless we specify otherwise in the applicable prospectus supplement. General corporate purposes may include additions to working capital, capital expenditures, repayment of debt, the financing of possible acquisitions and investments or stock repurchases.

DESCRIPTION OF THE CAPITAL STOCK

Capital Stock

Our authorized capital stock consists of 100,000,000 shares of Class A common stock, par value $0.01 per share, 100,000,000 shares of Class B common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share. As of February 23, 2018, we have approximately 9,693,254 shares of our Class A common stock outstanding, 23,119,246 shares of our Class B common stock outstanding and no shares of preferred stock outstanding.

Common Stock

Voting. Holders of our Class A common stock and Class B common stock are entitled to one vote for each share held on all matters submitted to stockholders for their vote or approval. The holders of our Class A common stock and Class B common stock vote together as a single class on all matters submitted to stockholders for their vote or approval, except with respect to the amendment of certain provisions of our amended and restated certificate of incorporation that would alter or change the powers, preferences or special rights of the Class B common stock so as to affect them adversely, which amendments must be approved by a majority of the votes entitled to be cast by the holders of the shares affected by the amendment, voting as a separate class, or as otherwise required by applicable law.

As of February 23, 2018, subsidiaries and affiliates of MacAndrews & Forbes Incorporated (collectively “MacAndrews”) hold 23,084,267 shares of our Class B common stock and 2,615,666 shares of our Class A common stock and therefore control approximately 78.3% of the combined voting power of our outstanding common stock. As a result, MacAndrews is able to control our business policies and affairs and any action requiring the general approval of our stockholders, including the adoption of amendments to our certificate of incorporation and bylaws, the approval of mergers or sales of substantially all of our assets and the removal of members of our Board of Directors with or without cause. MacAndrews also has the power to nominate a majority of the members to our Board of Directors under our investor rights agreement. The concentration of ownership and voting power of MacAndrews may also delay, defer or even prevent an acquisition by a third party or other change of control of our company and may make some transactions more difficult or impossible without the support of MacAndrews, even if such events are in the best interests of minority stockholders.

Dividends. The holders of Class A common stock are entitled to receive dividends when, as, and if declared by our Board of Directors out of legally available funds. The holders of our Class B common stock do not have any right to receive dividends other than dividends consisting of shares of our Class B common stock paid proportionally with respect to each outstanding share of our Class B common stock.

Liquidation or Dissolution. Upon our liquidation or dissolution, the holders of our Class A common stock are entitled to share ratably in those of our assets that are legally available for distribution to stockholders after payment of liabilities and subject to the prior rights of any holders of preferred stock then outstanding. Other than their par value, the holders of our Class B common stock do not have any right to receive a distribution upon a liquidation or dissolution of our company.

Transferability and Exchange. Subject to the terms of an exchange agreement and the operating agreement of vTv Therapeutics LLC (“vTv LLC”), our principal operating subsidiary, units of vTv LLC (along with a corresponding number of shares of our Class B common stock) are exchangeable for (i) shares of our Class A common stock or (ii) cash (based on the market price of the shares of Class A common stock), at our option (as the managing member of vTv LLC). Any decision to require an exchange for cash rather than shares of Class A common stock will ultimately be determined by our entire Board of Directors. Each such exchange will be on a one-for-one equivalent basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications. Shares of Class B common stock may not be transferred except in connection with an exchange or transfer of units of vTv LLC.

Upon exchange, each share of our Class B common stock will be cancelled.

Preferred Stock

We have been authorized to issue up to 50,000,000 shares of preferred stock. Our board of directors has authorized, subject to limitations prescribed by Delaware law and our amended and restated certificate of incorporation, to determine the terms and conditions of the preferred stock, including whether the shares of preferred stock will be issued in one or more series, the number of shares to be included in each series and the powers, designations, preferences and rights of the shares. Our Board of Directors has also been authorized to designate any qualifications, limitations or restrictions on the shares without any further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company and may adversely affect the voting and other rights of the holders of our Class A common stock and Class B common stock, which could have an adverse impact on the market price of our Class A common stock. We have no current plan to issue any shares of preferred stock.

Corporate Opportunities

Our amended and restated certificate of incorporation provides that, to the fullest extent permitted by law, the doctrine of “corporate opportunity” will not apply to MacAndrews, any of our non-employee directors who are employees, affiliates or consultants of MacAndrews or its affiliates (other than us or our subsidiaries) or any of their respective affiliates in a manner that would prohibit them from investing in competing businesses or doing business with our clients or customers. See “Risk Factors—Risks Relating to this Offering and Ownership of Our Class A Common Stock—MacAndrews has substantial influence over our business, and their interests may differ from our interests or those of our other stockholders” in our Annual Report on Form 10-K for the year ended December 31, 2017, which is incorporated herein by reference.

Anti-Takeover Effects of our Certificate of Incorporation and Bylaws

Our amended and restated certificate of incorporation and bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the Board of Directors and which may have the effect of delaying, deferring or preventing a future takeover or change in control of us unless such takeover or change in control is approved by our Board of Directors.

These provisions include:

Action by Written Consent; Special Meetings of Stockholders. Our amended and restated certificate of incorporation provides that, following the date on which MacAndrews ceases to beneficially own more than 50% of our common stock (the “Triggering Event”), stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. Our amended and restated certificate of incorporation and bylaws also provide that, except as otherwise required by law, special meetings of the stockholders can only be called by the chairman or vice-chairman of the board, the chief executive officer, or pursuant to a resolution adopted by a majority of the Board of Directors or, until the Triggering Event, at the request of holders of 50% or more of our outstanding shares of common stock. Except as described above, stockholders will not be permitted to call a special meeting or to require the Board of Directors to call a special meeting.

Advance Notice Procedures. Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the Board of Directors. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board of Directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although the bylaws do not give the Board of Directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

Vacancies and Newly-Created Directorships on the Board of Directors. Our bylaws provide that the Board of Directors can fill vacancies on the Board of Directors. In addition, the Board of Directors will be permitted to increase the number of directors and fill the vacant positions. These provisions could make it more difficult for shareholders to affect the composition of our Board of Directors.

Authorized but Unissued Shares. Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

Business Combinations with Interested Stockholders. We have elected in our amended and restated certificate of incorporation not to be subject to Section 203 of the Delaware General Corporation Law, an antitakeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with a person or group owning 15% or more of the corporation’s voting stock for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Accordingly, we will not be subject to any anti-takeover effects of Section 203. Nevertheless, our amended and restated certificate of incorporation contains provisions that have the same effect as Section 203, except that they provide that MacAndrews and its various affiliates, successors and transferees will not be deemed to be “interested stockholders,” regardless of the percentage of our voting stock owned by them, and accordingly will not be subject to such restrictions.

Choice of Forum

Our amended and restated certificate of incorporation provides that the Court of Chancery in the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed to us or our stockholders by our directors, officers or other employees, (iii) any action asserting a claim arising under the Delaware General Corporation Law, our amended and restated certificate of incorporation and amended and restated by-laws or (iv) any action asserting a claim that is governed by the internal affairs doctrine. It is possible that a court could rule that this provision is not applicable or is unenforceable. We may consent in writing to alternative forums. Stockholders will be deemed to have consented to the personal jurisdiction of the state and federal courts located within the State of Delaware and having service of process made on such stockholder’s counsel as agent for such stockholder.

Directors’ Liability; Indemnification of Directors and Officers

Our amended and restated certificate of incorporation limits the liability of our directors to the fullest extent permitted by the Delaware General Corporation Law and provides that we will provide them with customary indemnification. We expect to enter into customary indemnification agreements with each of our executive officers and directors that provide them, in general, with customary indemnification in connection with their service to us or on our behalf.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is American Stock Transfer & Trust Company, LLC.

Securities Exchange

Our shares of Class A common stock are listed on The NASDAQ Global Market under the symbol “VTVT”.

PLAN OF DISTRIBUTION

We may offer and sell the Class A common stock in any one or more of the following ways:

•	to or through underwriters, brokers or dealers;

•	directly to one or more other purchasers;

•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis; or

•	otherwise through a combination of any of the above methods of sale.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver shares of Class A common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of Class A common stock under this prospectus. We may also enter into hedging transactions with respect to our Class A common stock. For example, we may:

•	enter into transactions involving short sales of the shares of Class A common stock by underwriters, brokers or dealers;

•	sell shares of Class A common stock short and deliver the shares to close out short positions;

•	enter into option or other types of transactions that require us to deliver shares of Class A common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of Class A common stock under this prospectus; or

•	loan or pledge the shares of Class A common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell Class A common stock not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell Class A common stock covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use Class A common stock pledged by us, or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use Class A common stock received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge Class A common stock to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our Class A common stock or in connection with a concurrent offering of other Class A common stock.

Each time we sell Class A common stock, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the Class A common stock. The prospectus supplement will also set forth the terms of the offering, including:

•	the purchase price of the Class A common stock and the proceeds we will receive from the sale of the Class A common stock;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

•	any commissions allowed or paid to agents;

•	any securities exchanges on which the securities may be listed;

•	the method of distribution of the securities;

•	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

•	any other information we think is important.

If underwriters or dealers are used in the sale, the Class A common stock will be acquired by the underwriters or dealers for their own account. The Class A common stock may be sold from time to time by us in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Such sales may be effected:

•	in transactions on any national securities exchange or quotation service on which the Class A common stock may be listed or quoted at the time of sale;

•	in transactions in the over-the-counter market;

•	in block transactions in which the broker or dealer so engaged will attempt to sell the Class A common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	through the writing of options; or

•	through other types of transactions.

The Class A common stock may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The Class A common stock may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the Class A common stock in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in, the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the Class A common stock offered by this prospectus may be solicited, and sales of the securities may be made, by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the Class A common stock must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the Class A common stock is also being sold to underwriters, we must have sold to these underwriters the Class A common stock not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Some of the underwriters, dealers or agents used by us in any offering of Class A common stock under this prospectus may be customers of, engage in transactions with, and perform services for us, or affiliates of ours, in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.

Any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered Class A common stock is sold by us for public offering and sale may make a market in such Class A common stock, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the Class A common stock offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

The maximum compensation we will pay to underwriters in connection with any offering of the Class A common stock will not exceed 8% of the maximum proceeds of such offering.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell Class A common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.

To comply with the securities laws of some states, if applicable, the Class A common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Class A common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS

Certain legal matters in connection with the offered securities will be passed upon for us by Paul, Weiss, Rifkind, Wharton &Garrison LLP, New York, New York.

EXPERTS

The consolidated financial statements of vTv Therapeutics Inc. appearing in vTv Therapeutics Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2017 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Class A Common Stock

P R O S P E C T U S

            , 2018

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth expenses payable by vTv Therapeutics in connection with the issuance and distribution of the securities being registered, excluding underwriting fees and expenses. All the amounts shown are estimates except for the registration fee paid to the Securities and Exchange Commission.

SEC registration fee	$31,125
Printing expenses	10,000	*
Legal fees and expenses	75,000	*
Accounting fees and expenses	25,000	*
Miscellaneous	10,000	*

Total	$151,125	*

*	Estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant’s amended and restated certificate of incorporation provides for indemnification by the Registrant of its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant’s amended and restated certificate of incorporation provides for such limitation of liability.

The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

We have entered into customary indemnification agreements with our executive officers and directors that provide them, in general, with customary indemnification in connection with their service to us or on our behalf.

ITEM 16. EXHIBITS

Exhibit No.	Description

1.1*	Form of underwriting agreement for Class A common stock.

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference from Exhibit 3.1 to the Company’s Form 8-K, filed August 4, 2015 (File No. 001-37524)).

3.2	Amended and Restated By-laws (incorporated by reference from Exhibit 3.2 to the Company’s Form 8-K, filed August 4, 2015 (File No. 001-37524)).

5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (included in this Registration Statement under “Signatures”).

*	To be filed by Current Report on Form 8-K at the time of issuance and incorporated by reference.

ITEM 17. UNDERTAKINGS

(a)    The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended, (the “Securities Act”);

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by a registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)    Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)    That, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

(b)    The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of a registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of High Point, State of North Carolina, on February 27, 2018.

VTV THERAPEUTICS INC.
DATE: February 27, 2018

	By:	/s/ Stephen L. Holcombe
Stephen L. Holcombe President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen L. Holcombe and Rudy C. Howard, or any of them his true and lawful agent, proxy and attorney in fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)) together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney in fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys in fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended this registration statement has been signed by the following persons in the following capacities on the dates indicated.

Signature	Title	Date

/s/ Jeffrey B. Kindler	Executive Chairman and Director	February 27, 2018
Jeffrey B. Kindler

/s/ Stephen L. Holcombe	President and Chief Executive Officer	February 27, 2018
Stephen L. Holcombe	(Principal Executive Officer)

/s/ Rudy C. Howard	Chief Financial Officer	February 27, 2018
Rudy C. Howard	(Principal Financial and Principal Accounting Officer)

/s/ Steven M. Cohen	Director	February 27, 2018
Steven M. Cohen

/s/ John A. Fry	Director	February 27, 2018
John A. Fry

Signature	Title	Date

/s/ Paul M. Meister	Director	February 27, 2018
Paul M. Meister

/s/ Craig C. Parker	Director	February 27, 2018
Craig C. Parker

/s/ Paul G. Savas	Director	February 27, 2018
Paul G. Savas

/s/ Noel J. Spiegel	Director	February 27, 2018
Noel J. Spiegel

/s/ Howard L. Weiner	Director	February 27, 2018
Howard L. Weiner